                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240

                               REALNETWORKS, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     [ ]  Fee paid previously with preliminary materials.

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     [ ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement no.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                              [REALNETWORKS LOGO]

        REALNETWORKS 2601 Elliott Avenue, Suite 1000, Seattle, WA 98121

                                                                  April 27, 2001

Dear Shareholder:

     On behalf of RealNetworks, Inc., I cordially invite you to attend the 2001 Annual Meeting of Shareholders (the "Annual Meeting") to be held at 2:00 p.m. on Thursday, June 7, 2001 at the Bell Harbor International Conference Center, 2211 Alaskan Way, Seattle, Washington.

     At the Annual Meeting, the shareholders will be asked to (i) elect one director to RealNetworks' Board of Directors, and (ii) ratify the appointment of KPMG LLP as RealNetworks' independent auditors for fiscal year 2001. The accompanying Notice of Annual Meeting and Proxy Statement describe the matters to be presented at the Annual Meeting.

     The Board of Directors unanimously recommends that shareholders vote "FOR" these two proposals.

     Whether or not you plan to attend the Annual Meeting, we hope that you will have your shares represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously submitted your proxy card.

     On behalf of the Board of Directors, I would like to express our appreciation for your support of RealNetworks. We look forward to seeing you at the meeting.

                                         Sincerely,

                             /s/ ROBERT GLASER

                                         Robert Glaser
                                         Chief Executive Officer and
                                         Chairman of the Board

                               REALNETWORKS, INC.
                        2601 ELLIOTT AVENUE, SUITE 1000
                           SEATTLE, WASHINGTON 98121

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 7, 2001

To The Shareholders of RealNetworks, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RealNetworks, Inc., a Washington corporation, will be held on Thursday, June 7, 2001, at 2:00 p.m., local time, at the Bell Harbor International Conference Center, 2211 Alaskan Way, Seattle, Washington, for the following purposes as more fully described in the accompanying Proxy Statement:

     1. To elect one director to serve until the 2004 Annual Meeting of Shareholders or until the director's earlier retirement, resignation or removal, or the election of the director's successor;

     2. To ratify the appointment of KPMG LLP as independent auditors for RealNetworks' fiscal year ending December 31, 2001; and

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only holders of record of RealNetworks' Common Stock at the close of business on April 2, 2001 are entitled to notice of, and to vote at, this meeting or any adjournment or postponement thereof. A list of shareholders as of that date will be available at the meeting and for ten days prior to the meeting at the principal executive offices of RealNetworks located at 2601 Elliott Avenue, Suite 1000, Seattle, Washington 98121.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                  /s/ KELLY JO MACARTHUR
                                          KELLY JO MACARTHUR
                                          Senior Vice President, General Counsel
                                          and
                                          Corporate Secretary

Seattle, Washington
April 27, 2001

                            YOUR VOTE IS IMPORTANT!

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. A POSTAGE-PREPAID ENVELOPE IS ALSO ENCLOSED FOR THAT PURPOSE. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

                               REALNETWORKS, INC.

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 7, 2001

               ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of RealNetworks, Inc., a Washington corporation ("RealNetworks" or the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 2:00 p.m. on Thursday, June 7, 2001 at the Bell Harbor International Conference Center, 2211 Alaskan Way, Seattle, Washington, and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, a proxy card and RealNetworks' Annual Report on Form 10-K (the "Annual Report"), which includes financial statements for its fiscal year ended December 31, 2000, are being sent to all shareholders of record as of the close of business on April 2, 2001, and are being mailed to the shareholders of RealNetworks on or about April 27, 2001. Although the Annual Report and this Proxy Statement are being mailed together, the Annual Report is not part of this Proxy Statement.

QUORUM AND VOTING RIGHTS

     At the close of business on April 2, 2001, there were 160,692,021 shares of RealNetworks' common stock, par value $.001 per share (the "Common Stock"), outstanding. Only holders of record of the shares of Common Stock outstanding at such time will be entitled to notice of and to vote at the Annual Meeting. The presence at the Annual Meeting of at least a majority of such shares, either in person or by proxy, shall constitute a quorum for the transaction of business. Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present. Broker non-votes occur when an intermediary, such as a broker or other financial institution, returns a proxy but does not have the authorization from the beneficial owner to vote the beneficial owner's shares on a particular proposal because the nominee did not receive voting instructions from the beneficial owner. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so, whether or not they choose to attend the Annual Meeting in person.

     The manner in which your shares may be voted by proxy depends on how your shares are held. If you own shares of record, meaning that your shares of Common Stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our stock transfer agent, Mellon Investor Services LLC, a proxy card for voting those shares will be included with this proxy statement. You may vote those shares by completing, signing and returning the proxy card in the enclosed envelope. We encourage you to vote your shares in advance of the Annual Meeting date by using the enclosed proxy card, even if you plan on attending the Annual Meeting. You may change or revoke your proxy at the Annual Meeting even if you have already voted.

     If you own shares through a bank or brokerage firm account, you may instead receive a voting instruction form with this proxy statement, which you may use to instruct how your shares should be voted. Just as with a proxy, you may vote those shares by completing, signing and returning the voting instruction form in the enclosed envelope. Many banks and brokerage firms have arranged for Internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form. If your bank or brokerage firm uses ADP Investor Communication Services, you may vote your shares via the Internet at www.proxyvote.com or by calling the toll-free number on your voting instruction form.

     When your proxy card or voting instruction form is returned properly signed, the shares represented will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card or voting instruction form. The proposals are identified by number and a general description on the proxy card or voting instruction form. Please review the voting instructions on the proxy card and read the text of the proposals and the recommendation of the Board of Directors in the Proxy Statement prior to marking your vote.

     If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendations of the Board of Directors on that proposal. For the reasons stated in more detail later in the Proxy Statement, the Board of Directors recommends a vote FOR the individual nominated to serve as a Class 1 director and FOR the ratification of the appointment of KPMG LLP as independent auditors for RealNetworks' fiscal year ending December 31, 2001.

     It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. However, if any other matters are properly presented for action, the proxies named on the proxy card will be authorized by your proxy to vote on those other matters in their discretion.

     On each matter properly brought before the meeting, shareholders will be entitled to one vote for each share of Common Stock held. Shareholders do not have the right to cumulate their votes in the election of directors. Under Washington law and RealNetworks' Articles of Incorporation and Bylaws, if a quorum exists at the meeting: (a) the nominee for director who receives the greatest number of votes cast in the election of directors will be elected, and
(b) the proposal to ratify the appointment of independent auditors will be approved if the number of votes cast in favor of the proposal exceeds the votes cast in opposition to the proposal.

     Shareholders may abstain from voting on the nominee for director and the proposal to ratify the appointment of independent auditors. Abstention from voting on either of these matters will have no effect, since approval of each matter is based solely on the number of votes actually cast.

     Brokerage firms and other intermediaries holding shares of Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, brokerage firms and other intermediaries will generally have discretion to vote their customers' shares in the election of directors and on the proposal to ratify the appointment of independent auditors. The failure of a brokerage firm or other intermediary to vote its customers' shares on the proposal for the election of directors or on the proposal to ratify the appointment of auditors will have no effect on any proposal since approval of each proposal is based solely on the number of votes actually cast.

REVOCABILITY OF PROXIES

     If you execute a proxy, you may revoke it by taking one of the following three actions:

     - by giving written notice of the revocation to the Secretary of RealNetworks at its principal executive offices prior to the commencement of shareholder voting at the Annual Meeting;

     - by executing a proxy with a later date and delivering it to the Secretary of RealNetworks at its principal executive offices prior to the commencement of shareholder voting at the Annual Meeting; or

     - by personally attending and voting at the meeting.

SOLICITATION OF PROXIES

     RealNetworks will bear the expense of preparing, printing and distributing proxy materials to its shareholders. In addition to solicitations by mail, a number of employees of RealNetworks may solicit proxies on behalf of the Board of Directors in person or by telephone. RealNetworks will reimburse brokerage firms and other intermediaries for their expenses in forwarding proxy materials to beneficial owners of the Common Stock.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     An eligible shareholder who desires to have a qualified proposal considered for inclusion in the proxy statement and form of proxy prepared in connection with RealNetworks' 2002 Annual Meeting of Shareholders must deliver a copy of the proposal to the Secretary of RealNetworks, at the principal executive offices of

RealNetworks, no later than December 28, 2001. To be eligible to submit a proposal, a shareholder must have continually been a record or beneficial owner of shares of Common Stock having a market value of at least $2,000 (or representing at least 1% of the shares entitled to vote on the proposal), for a period of at least one year prior to submitting the proposal, and the shareholder must continue to hold the shares through the date on which the meeting is held.

     A shareholder of record who intends to submit a proposal at the 2002 Annual Meeting that is not eligible for inclusion in RealNetworks' Proxy Statement must provide written notice to RealNetworks, addressed to the Secretary (or to the Nominating Committee of the Board of Directors, Attn: Mr. Glaser, Chairman, if the proposal relates to the nomination of one or more directors) at the principal executive offices of RealNetworks, not later than December 28, 2001. The notice must satisfy certain requirements specified in RealNetworks' Bylaws. A copy of the Bylaws will be sent to any shareholder upon written request to the Secretary of RealNetworks.

                       PROPOSAL 1 -- ELECTION OF DIRECTOR

     A Class 1 director is to be elected at the Annual Meeting, to serve until the 2004 Annual Meeting of Shareholders or until the director's earlier retirement, resignation or removal. Edward Bleier, who is currently a Class 1 director of RealNetworks, has been nominated by the Board of Directors for re-election at the Annual Meeting. The accompanying proxy will be voted for this nominee, except where you indicate otherwise or authority to so vote is withheld. Should Mr. Bleier be unable to serve, the proxy will be voted for such person as is designated by the Board of Directors.

NOMINEE FOR DIRECTOR

     EDWARD BLEIER has been a director of RealNetworks since April 1999. In January 2001, Mr. Bleier became a part-time advisor to the Chairman and Chief Executive Officer of Warner Bros. Inc., a leading producer and distributor of movies, television programming and animation, after having served since 1987 as President of Domestic Pay-TV, Cable & Network Features. Mr. Bleier chairs the Steering Committee of the Aspen Institute's bi-annual Communications Conferences for leaders of the television, film and cable industries. Mr. Bleier also chairs the Center for Communication and was past President of the International Radio & Television Society. Mr. Bleier is a trustee of the Dana Foundation and a member of the Council on Foreign Relations. Mr. Bleier holds a Bachelor of Science Degree from Syracuse University and served in the U.S. Army, specializing in public information. Age 71.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEE NAMED IN PROPOSAL 1.

                               BOARD OF DIRECTORS

     The business of RealNetworks is managed under the direction of a Board of Directors, which is divided into three classes, each class as nearly equal in number of directors as possible. The Board of Directors has responsibility for establishing broad corporate policies and for the overall performance of RealNetworks. It is not, however, involved in operating details on a day-to-day basis.

     The Board of Directors has determined that the Board of Directors shall be composed of five directors until the Annual Meeting, at which time the size of the Board of Directors shall automatically be reduced to four. Five directors currently serve on the Board. Bruce Jacobsen and James Breyer are Class 2 directors, whose terms expire at the annual shareholders meeting in 2002, Robert Glaser is a Class 3 director, whose term expires at the annual shareholders meeting in 2003, and Edward Bleier and Mitchell Kapor are Class 1 directors, whose terms expire at the Annual Meeting. Mr. Kapor is not standing for re-election at the Annual Meeting, and when his term expires at the Annual Meeting and the size of the Board of Directors is reduced to four, the Class 1 directorship held by Mr. Kapor will be eliminated. Commencing with the Annual Meeting, each newly elected director shall serve for a term ending at the third annual shareholders meeting following election of such director. Proxies may not be voted for a greater number of persons than the number of nominees named.

     Shareholders who wish to nominate one or more candidates for election as directors at an annual meeting of shareholders must give timely notice of the proposal to nominate such candidate(s) in writing to the Secretary of RealNetworks not less than 120 days before to the first anniversary of the date that

RealNetworks' proxy statement was released to shareholders in connection with the previous year's annual meeting, or, if the date of the annual meeting at which the shareholder proposes to make such nomination is more than 30 days from the first anniversary of the date of the previous year's annual meeting, then the shareholder must give notice with a reasonable time before RealNetworks begins to print and mail its proxy materials. The notice must satisfy certain requirements specified in RealNetworks' Bylaws, a copy of which will be sent to any shareholder upon written request to the Secretary of RealNetworks.

CONTINUING DIRECTORS -- NOT STANDING FOR ELECTION THIS YEAR

     The following individuals are Class 2 directors:

     JAMES BREYER has been a Director of RealNetworks since October 1995. Mr. Breyer has served as a Managing Partner of Accel Partners L.P. in Palo Alto/San Francisco since November 1995 and as a general partner from 1990 to 1995. At Accel Partners L.P., Mr. Breyer has sponsored investments in over a dozen companies that have completed public offerings or successful mergers. Previously, Mr. Breyer was a management consultant at McKinsey & Company, Inc. and worked in product management and marketing at Apple Computer, Inc. and Hewlett-Packard Corporation. Mr. Breyer holds a B.S. from Stanford University and an M.B.A. from Harvard University, where he was named a Baker Scholar. Age 39.

     BRUCE JACOBSEN has served as a Director of RealNetworks since August 1997 and served as President and Chief Operating Officer from February 1996 to November 1998. From April 1995 to February 1996, Mr. Jacobsen was Chief Operating Officer of Dreamworks Interactive, an interactive media company and joint venture between Microsoft Corporation and Dreamworks SKG, a partnership among Steven Spielberg, Jeffery Katzenberg and David Geffen. From August 1986 to April 1995, Mr. Jacobsen was employed by Microsoft Corporation in a number of capacities, including General Manager of the Kids/Games business unit. Mr. Jacobsen graduated summa cum laude with Honors from Yale University and holds an M.B.A. from Stanford University. Age 41.

     The following individual is a Class 3 director:

     ROBERT GLASER has served as Chairman of the Board and Chief Executive Officer of RealNetworks since its inception in February 1994. Mr. Glaser served as Secretary of RealNetworks from March 1995 to April 1998 and as Treasurer from February 1994 to April 2000. Mr. Glaser also serves as RealNetworks' Policy Ombudsman, with the exclusive authority to adopt or change the editorial policies of RealNetworks as reflected on its Web sites or other communications or media in which it has a significant editorial or media voice. From 1983 to 1993, Mr. Glaser was employed by Microsoft Corporation, most recently as Vice President of multimedia and consumer systems, where he focused on the development of new businesses related to the convergence of the computer, consumer electronics and media industries. Mr. Glaser holds a B.A. and an M.A. in Economics and a B.S. in Computer Science from Yale University. Age 39.

MEETINGS OF THE BOARD

     The Board meets on a regularly scheduled basis during the year to review significant developments affecting RealNetworks and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The Board of Directors met seven times during RealNetworks' fiscal year ended December 31, 2000 and took action by unanimous written consent on three other occasions. No incumbent member attended fewer than 75% of the total number of meetings (treating action taken by written consent as a meeting for this purpose) of the Board of Directors and of any Board committees of which he was a member during that fiscal year.

COMPENSATION OF DIRECTORS

     Directors of RealNetworks do not receive cash compensation for their services as directors or members of committees of the Board of Directors, but are reimbursed for their reasonable expenses incurred in attending Board of Directors or Committee meetings.

COMMITTEES OF THE BOARD

     Committees of the Board consist of an Audit Committee, a Compensation Committee, a Strategic Transactions Committee and a Nominating Committee.

     The Audit Committee, currently composed of Messrs. Bleier, Breyer and Kapor, reviews RealNetworks' internal accounting procedures and consults with and reviews the services provided by its independent auditors. Each of Messrs. Bleier, Breyer and Kapor are "independent" as defined in the rules of the National Association of Securities Dealers, Inc. The Board of Directors has adopted a written charter for the Audit Committee which is attached to this Proxy Statement as Appendix A. The Audit Committee met five times during the fiscal year ended December 31, 2000 and took action by unanimous written consent on one other occasion.

     The Compensation Committee, currently composed of Messrs. Breyer and Kapor, reviews and recommends to the Board the compensation and benefits to be provided to the officers of RealNetworks and reviews general policy matters relating to employee compensation and benefits. The Compensation Committee met six times during the fiscal year ended December 31, 2000 and took action by unanimous written consent on five other occasions.

     The approval of the Strategic Transactions Committee, which is currently composed of Messrs. Glaser, Breyer and Kapor, is required before the Board of Directors may:

     - adopt a plan of merger,

     - authorize the sale, lease, exchange or mortgage of (A) assets representing more than 50% of the book value of RealNetworks' assets prior to the transaction or (B) any other asset or assets on which the long-term business strategy of RealNetworks is substantially dependent,

     - authorize RealNetworks' voluntary dissolution, or

     - take any action that has the effect of the foregoing clauses.

     The Strategic Transactions Committee met four times during the fiscal year ended December 31, 2000 and took action by unanimous written consent on one other occasion.

     The Nominating Committee, currently composed of Messrs. Glaser, Jacobsen and Breyer, searches for and recommends to the Board potential nominees for Board positions and makes recommendations to the Board regarding size and composition of the Board. The Nominating Committee will consider shareholder recommendations for nominees to fill Board positions if such recommendations are received, in writing, by the Chairman of the Nominating Committee no later than 120 days prior to the first anniversary of the date that RealNetworks' proxy statement was released to shareholders in connection with the previous year's annual meeting. Any such recommendation must satisfy certain requirements with respect to notices specified in RealNetworks' Bylaws, a copy of which will be sent to any shareholder upon written request to Secretary of RealNetworks. The Nominating Committee met two times during the fiscal year ended December 31, 2000.

CONTRACTUAL ARRANGEMENTS

     Under a voting agreement entered into in September 1997 among RealNetworks, Accel IV, L.P. ("Accel IV") and Messrs. Jacobsen, Kapor and Glaser, each of Accel IV and Messrs. Jacobsen and Kapor have agreed to vote all shares of stock of RealNetworks owned by them to elect Mr. Glaser to the Board of Directors of RealNetworks in each election in which he is a nominee. The obligations under the voting agreement terminate with respect to shares transferred by the parties to the agreement when such shares are transferred. The voting agreement terminates on the death of Mr. Glaser.

     Pursuant to the terms of an agreement entered into in September 1997 among RealNetworks and Mr. Glaser, RealNetworks has agreed to use its best efforts to nominate, elect and not remove Mr. Glaser from the Board of Directors so long as Mr. Glaser owns a specified number of shares.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

OWNERSHIP INFORMATION

     The following table sets forth, as of March 31, 2001, certain information regarding beneficial ownership of the Common Stock by (a) each person known to RealNetworks to be the beneficial owner of more than five percent of the outstanding Common Stock, (b) each director, (c) the Chief Executive Officer and RealNetworks' four most highly compensated executive officers other than the Chief Executive Officer for the fiscal year ended December 31, 2000, and Thomas Frank, who would have been among the four most highly compensated executive officers but was not serving as an executive officer of RealNetworks on December 31, 2000, and (d) all of RealNetworks' executive officers and directors as a group. The individuals referred to in (c) above are referred to throughout this Proxy Statement as the Named Executive Officers. Unless otherwise noted, the named beneficial owner has sole voting and investment power.

                                                             NUMBER OF
                                                          SHARES OF COMMON    PERCENTAGE OF
                                                         STOCK BENEFICIALLY   COMMON STOCK
         NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNED(1)         OUTSTANDING
         ------------------------------------            ------------------   -------------
Robert Glaser(2).......................................      53,516,789            33.6
  c/o RealNetworks, Inc.
  2601 Elliott Avenue
  Suite 1000
  Seattle, WA 98121
Mitchell Kapor(3)......................................       6,650,140             4.2
James W. Breyer(4).....................................       4,965,936             3.1
Bruce Jacobsen(5)......................................       1,882,424             1.2
Edward Bleier(6).......................................         130,000               *
Paul Bialek(7).........................................         281,108               *
Richard Cohen..........................................               0               *
Thomas Frank...........................................               0               *
Phil Murphy............................................               0               *
Martin Plaehn..........................................               0               *
All directors and executive officers as a group (13
  persons)(8)..........................................      71,995,687           44.12%

---------------
 *  Less than 1%.

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the "SEC") and includes shares over which the beneficial owner exercises voting or investment power. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 31, 2001 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, RealNetworks believes, based on information provided by such persons, that the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 2,107,545 shares of Common Stock owned by the Glaser Family Foundation. Mr. Glaser disclaims beneficial ownership of these shares.

(3) Includes 60,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2001. Also includes 6,028 shares owned by Kubera L.L.C., a limited liability company of which Mr. Kapor is the sole member.

(4) Includes 60,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2001. Also includes 1,032 shares of Common Stock owned by Accel Partners & Co., Inc., a corporation of which Mr. Breyer is an officer and which is the general partner of Accel Keiretsu L.P., 4,321,916 shares owned by Accel IV L.P., 89,716 shares owned by Accel Keiretsu L.P., 171,476 shares owned by Accel Investors '95 L.P., 62,008 shares owned by Accel Japan L.P. and 28,680 shares owned by

    Accel Investors '93 L.P. Mr. Breyer is a general partner of the respective general partners of Accel IV L.P. and Accel Japan L.P., and is a general partner of Accel Investors '93 L.P. and Accel Investors '95 L.P. Mr. Breyer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(5) Includes 1,771,824 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2001.

(6) Includes 120,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2001.

(7) Includes 230,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2001.

(8) Includes an aggregate of 3,958,656 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires RealNetworks' executive officers, directors, and persons who own more than ten percent of a registered class of RealNetworks' equity securities to file reports of ownership and changes of ownership with the SEC. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish RealNetworks with copies of all such reports they file.

     Based solely on its review of the copies of such reports received by RealNetworks, and on written representations by the executive officers and directors of RealNetworks regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, RealNetworks believes that, with respect to its fiscal year ended December 31, 2000, all of the executive officers and directors of RealNetworks, and all of the persons known to RealNetworks to own more than ten percent of the Common Stock, complied with all such reporting requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     RealNetworks' Compensation Committee is currently composed of Messrs. Breyer and Kapor. No executive officer of RealNetworks serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of RealNetworks' Board of Directors or Compensation Committee. In addition, no interlocking relationship exists between any member of RealNetworks' Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

CHANGE-IN-CONTROL ARRANGEMENTS

     Under RealNetworks' 1995 Stock Option Plan and its 1996 Stock Option Plan, as amended and restated (the "Plans"), each outstanding option issued under the Plans will become exercisable in full in respect of the aggregate number of shares covered thereby, notwithstanding any contrary vesting schedule in the option agreement evidencing the option (except to the extent the option agreement expressly provides otherwise), in the event of

     - any merger, consolidation or binding share exchange pursuant to which shares of Common Stock are changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the persons who hold Common Stock immediately prior to the transaction have immediately following the transaction the same proportionate ownership of the common stock of, and the same voting power with respect to, the surviving corporation;

     - any merger, consolidation or binding share exchange in which the persons who hold Common Stock immediately prior to the transaction have immediately following the transaction less than a majority of the combined voting power of the outstanding capital stock of RealNetworks ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors;

     - any liquidation or dissolution of RealNetworks;

     - any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of RealNetworks; or

     - any transaction (or series of related transactions), consummated without the approval or recommendation of the Board of Directors, in which (i) any person, corporation or other entity (excluding RealNetworks and any employee benefit plan sponsored by RealNetworks) purchases any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, or (ii) any person, corporation or other entity (excluding RealNetworks and any employee benefit plan sponsored by RealNetworks) becomes the direct or indirect beneficial owner of securities of RealNetworks representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of RealNetworks ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

     In addition, if within a 12 month period following a Change of Control (as defined below), the employment of Mr. Bialek, RealNetworks' Senior Vice President, Finance and Operations, Chief Financial Officer and Treasurer is (a) terminated by RealNetworks or its successor in interest other than for Cause (as defined below), or (b) terminated by Mr. Bialek for Good Reason (as defined below), then 50% of the options for the purchase of 600,000 shares of RealNetworks Common Stock granted to Mr. Bialek on June 15, 1998 that were unvested as of the date his employment terminates shall become immediately vested and exercisable by Mr. Bialek.

     For purposes of the arrangements involving Mr. Bialek, the following terms have the following definitions:

     - "Cause" means the termination of employment due to fraud, misappropriation or embezzlement on the part of Mr. Bialek that results in material loss, damage or injury to RealNetworks or its successor in interest, or the conviction of a felony involving moral turpitude.

     - "Good Reason" means a reduction in compensation, a relocation of Mr. Bialek's principal work site to a location more than 30 miles from his pre-Change of Control work site, or a material reduction in responsibilities or authority as in effect before the Change of Control.

     - "Change in Control" of RealNetworks means (a) any consolidation, merger or recapitalization, the effect of which is a material change to the capital structure of RealNetworks, other than such a transaction in which the holders of the outstanding shares of RealNetworks' voting common stock immediately before the transaction continue to hold a majority in interest of the voting stock of the surviving corporation immediately after that transaction, (b) any sale or other transfer of substantially all of RealNetworks' assets or voting stock, (c) the adoption of any plan or proposal for liquidation or dissolution of RealNetworks or (d) the consummation of any other transaction, the effect of which is to cause any person not with power to direct or cause direction of the management or policies of RealNetworks prior thereto to gain such power.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Richard Cohen, Senior Vice President -- Consumer of RealNetworks, is a party to an agreement with RealNetworks related to his employment pursuant to which he is eligible to receive an annual bonus of up to $300,000 based on the achievement of target goals consistent with the RealNetworks business plan, of which $150,000 is guaranteed for each of the first two full years that Mr. Cohen is employed by RealNetworks. In addition, if RealNetworks terminates the employment of Mr. Cohen without cause (defined as described below) prior to the end of his first six months of employment, Mr. Cohen will be paid an amount equal to his first year's annual base salary, in addition to any guaranteed cash bonuses he would have received over the next twelve months. If RealNetworks terminates the employment of Mr. Cohen without cause after his first six months of employment but prior to the completion of his first 18 months of employment, Mr. Cohen will receive the greater of (a) the remaining salary plus any guaranteed bonuses due him but not yet received for the first 18 months of his employment, or (b) 50% of his then annual base salary in addition to any guaranteed bonuses payable to Mr. Cohen over the next six months. If RealNetworks terminates the employment of

Mr. Cohen without cause after his first 18 months of employment, RealNetworks will pay him an amount equal to 50% of his annual base salary in addition to any guaranteed cash bonuses payable to him over the next six months.

     Phil Murphy, Senior Vice President -- International of RealNetworks, is a party to an agreement with RealNetworks related to his employment pursuant to which he is eligible to receive an annual bonus of up to L100,000 based on the achievement of target goals consistent with the RealNetworks business plan, of which L50,000 is guaranteed annually during Mr. Murphy's employment with RealNetworks. In addition, if RealNetworks terminates the employment of Mr. Murphy without cause (defined as described below) prior to the end of his first full year of employment, RealNetworks will pay Mr. Murphy an amount equal to the greater of 50% of, or the remainder of, his first year's annual base salary. If RealNetworks terminates the employment of Mr. Murphy without cause after the completion of his first year of employment, RealNetworks will pay Mr. Murphy an amount equal to 50% of his annual base salary.

     While employed by RealNetworks between December 1998 and November 2000, Thomas Frank, formerly the Chief Operating Officer of RealNetworks, was a party to an agreement related to his employment pursuant to which he was eligible to receive an annual bonus of up to $175,000 based on the achievement of target goals consistent with the RealNetworks operating plan, of which $75,000 was guaranteed annually during Mr. Frank's employment with RealNetworks.

     For purposes of the arrangements involving Messrs. Cohen and Murphy, the term "cause" has the definition set forth in the RealNetworks 1996 Stock Option Plan, as amended and restated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 2000, RealNetworks made a forty-month loan in the aggregate amount of $350,000 to Jeff Pancottine, formerly RealNetworks' Senior Vice
President -- Media Systems Sales and Marketing, and his spouse in connection with their relocation to, and purchase of a primary residence in, Seattle, Washington. Interest on the outstanding principal balance of the loan accrued at the rate of 6% per annum from the date of the note until the note was paid in full in November 2000.

                           COMPENSATION AND BENEFITS

EXECUTIVE OFFICER COMPENSATION

     COMPENSATION SUMMARY. The following table sets forth information regarding compensation earned during RealNetworks' fiscal year ended December 31, 2000, and during the preceding two fiscal years, by the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                           COMPENSATION
                                                                            SECURITIES
                                                 ANNUAL COMPENSATION        UNDERLYING
                                    FISCAL   ---------------------------       STOCK           ALL OTHER
   NAME AND PRINCIPAL POSITION       YEAR    SALARY($)(1)   BONUS($)(2)    OPTIONS(#)(3)   COMPENSATION($)(4)
   ---------------------------      ------   ------------   ------------   -------------   ------------------
Robert Glaser.....................   2000      $200,000       $      0              0           $   144
  Chairman of the Board and          1999       183,333              0              0                96
  Chief Executive Officer            1998       100,000              0              0                96
Thomas Frank......................   2000       247,972         75,000        200,000               132
  Chief Operating Officer(5)         1999       250,006        175,000        500,000               144
                                     1998         4,808         80,000        300,000            10,865
Paul Bialek.......................   2000       193,999              0        200,000               144
  Senior Vice President, Finance     1999       170,833         75,000        200,000               144
  and Operations, Chief              1998        81,827              0        600,000                72
  Financial Officer and Treasurer
Martin Plaehn.....................   2000       170,834              0         30,000               144
  Senior Vice President,             1999        45,481         50,000        300,000            19,055
  Media Systems                      1998             0              0              0                 0
Phil Murphy.......................   2000        93,125        108,631        110,000            12,560
  Senior Vice President,             1999             0              0              0                 0
  International                      1998             0              0              0                 0
Richard Cohen.....................   2000        58,333        125,000        375,000                24
  Senior Vice President,             1999             0              0              0                 0
  Consumer                           1998             0              0              0                 0

---------------
(1) Amounts shown for 2000 for Messrs. Murphy and Cohen represent base salaries paid after they commenced employment with RealNetworks on July 20, 2000 and November 1, 2000, respectively. Amount shown for 1999 for Mr. Plaehn represents base salary paid after he commenced employment with RealNetworks on August 13, 1999. Amounts shown for 1998 for Messrs. Bialek and Frank represent base salaries paid after they commenced employment with RealNetworks on June 15, 1998 and December 16, 1998, respectively.

(2) Amounts shown for 2000 represent signing bonuses paid to Messrs. Murphy and Cohen in the amount of $75,000 and $100,000, respectively, and guaranteed incentive compensation payments for Messrs. Frank, Murphy and Cohen in the amount of $75,000, $33,631 and $25,000, respectively. Amount shown for 1999 represents a signing bonus paid to Mr. Plaehn. Amount shown for 1998 represents a signing bonus paid to Mr. Frank.

(3) Stock options shown for 2000 for Mr. Plaehn were canceled in February 2001 pursuant to a voluntary stock option cancellation and regrant program offered to RealNetworks' employees. The program allows employees, if they so choose, to cancel a portion or all of their unexercised stock options effective February 22, 2001 and be granted an equal number of new options on August 31, 2001 with an exercise price equal to the fair market value of RealNetworks' Common Stock on that date.

(4) Amounts shown for 2000 represent a transportation allowance for Mr. Murphy in the amount of $12,500, and life insurance premiums paid by RealNetworks for the benefit of Messrs. Glaser, Frank, Bialek, Plaehn, Murphy and Cohen in the amount of $144, $132, $144, $144, $60 and $24, respectively. Amounts shown for 1999 represent reimbursed relocation expenses for Mr. Plaehn in the amount of $19,007, and life insurance premiums paid by RealNetworks for the benefit of Messrs. Glaser, Frank, Bialek and Plaehn in the amount of $96, $144, $144 and $48, respectively. Amounts shown for 1998 represent reimbursed relocation expenses for Mr. Frank and life insurance premiums paid by RealNetworks for the benefit of Messrs. Glaser and Bialek.

(5) Mr. Frank's employment with RealNetworks terminated on November 30, 2000.

     OPTION GRANTS. The following table shows information concerning stock options granted to the Named Executive Officers during RealNetworks' fiscal year ended December 31, 2000.

                             OPTION GRANTS IN 2000

                                             INDIVIDUAL GRANTS
                       --------------------------------------------------------------
                         NUMBER OF       PERCENT OF                                     POTENTIAL REALIZABLE VALUE AT ASSUMED
                        SECURITIES     TOTAL OPTIONS                                         ANNUAL RATES OF STOCK PRICE
                        UNDERLYING       GRANTED TO                                        APPRECIATION FOR OPTION TERM(3)
                          OPTIONS        EMPLOYEES       EXERCISE PRICE    EXPIRATION   -------------------------------------
        NAME           GRANTED(#)(1)   IN FISCAL YEAR   ($ PER SHARE)(2)      DATE       0%          5%              10%
        ----           -------------   --------------   ----------------   ----------   -----   -------------   -------------
Robert Glaser........           0            --                   --              --     $--     $        --     $        --
Thomas Frank.........     200,000           1.3             $30.5625        04/14/20      --      10,105,782      35,009,343
Paul Bialek..........     200,000           1.3              30.5625        04/14/20      --      10,105,782      35,009,343
Martin Plaehn(4).....      30,000           0.2              30.5625        04/14/20      --       1,515,867       5,251,402
Phil Murphy..........     110,000           0.7              52.9375        07/20/20      --       9,627,359      33,351,948
Richard Cohen........     375,000           2.5              22.3125        11/03/20      --      13,833,452      47,923,066

---------------
(1) Options have a maximum term of 20 years measured from the date of grant, subject to earlier termination in the event of the optionee's cessation of service with RealNetworks. Each option will become exercisable for 30% of the option shares upon the completion of 18 months of service measured from the optionee's date of hire, promotion or performance evaluation, as applicable. The remaining option shares vest at the rate of 10% at the end of each six-month period thereafter until fully vested. With respect to options for the purchase of 75,000 shares granted to Mr. Cohen, the option becomes exercisable for 30% of the option shares upon the completion of 30 months of service measured from his date of hire, with the remaining option shares vesting at the rate of 10% at the end of each six-month period of completed employment thereafter until the option is fully vested.

(2) All options were granted at fair market value on the date of grant, based on the closing price for the Common Stock as reported on the Nasdaq National Market on the date of grant.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the Securities and Exchange Commission and are based on the assumption that the exercise price was the fair market value of the shares on the date of grant. There is no assurance provided to any executive officer or any other holder of RealNetworks' securities that the actual stock price appreciation over the term of the option will be at the assumed 5% and 10% annual rates of compounded stock price appreciation or at any other defined level. The potential realizable values calculated are after subtracting the exercise price, before taxes, and assume that each option is exercised on the last day of its term and the stock purchased upon exercise is sold at the price determined by the assumed appreciation rates.

(4) Stock options shown for 2000 for Mr. Plaehn were canceled in February 2001 pursuant to a voluntary stock option cancellation and regrant program offered to RealNetworks' employees. The program allows employees, if they so choose, to cancel a portion or all of their unexercised stock options effective February 22, 2001 and be granted an equal number of new options on August 31, 2001 with an exercise price equal to the fair market value of RealNetworks' Common Stock on that date.

     OPTION EXERCISES. The following table shows information concerning stock options exercised by the Named Executive Officers during RealNetworks' fiscal year ended December 31, 2000, including the aggregate value of any gains realized on such exercise. The table also shows information regarding the number and value of unexercised in-the-money options held by the Named Executive Officers at the end of that fiscal year.

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000 AND FISCAL YEAR-END OPTION
                                     VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT               IN-THE-MONEY OPTIONS
                                SHARES        VALUE          FISCAL YEAR END(#)         AT FISCAL YEAR-END($)(2)
                              ACQUIRED ON    REALIZED    ---------------------------   ---------------------------
            NAME              EXERCISE(#)     ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   ----------   -----------   -------------   -----------   -------------
Robert Glaser...............         --     $       --          --             --       $     --       $     --
Thomas Frank................     90,000      3,268,080          --             --             --             --
Paul Bialek.................    150,000      8,785,130     210,000        640,000        382,050        764,100
Martin Plaehn(3)............         --             --          --        330,000             --             --
Phil Murphy.................         --             --          --        110,000             --             --
Richard Cohen...............         --             --          --        375,000             --             --

---------------
(1) Represents the aggregate fair market value on the respective dates of exercise of the shares of Common Stock received on exercise of the options, less the aggregate exercise price of the options.

(2) These values represent the number of shares subject to in-the-money options multiplied by the difference between the closing price of RealNetworks' Common Stock on December 31, 2000 ($8.688 per share) and the exercise price of the options.

(3) Stock options shown for 2000 for Mr. Plaehn were canceled in February 2001 pursuant to a voluntary stock option cancellation and regrant program offered to RealNetworks' employees. The program allows employees, if they so choose, to cancel a portion or all of their unexercised stock options effective February 22, 2001 and be granted an equal number of new options on August 31, 2001 with an exercise price equal to the fair market value of RealNetworks' Common Stock on that date.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  Compensation Philosophy

     The Compensation Committee of the Board of Directors consists of two non-employee directors, James Breyer and Mitchell Kapor. The Compensation Committee works with management to establish the general compensation policies and programs for RealNetworks' executive officers, including the determination of salaries, the establishment of bonus programs and the granting of stock options. In establishing executive compensation, the Compensation Committee is guided by the following principles:

     - the total compensation for executive officers should be sufficiently competitive with the compensation paid by other high-growth companies in the software industry for officers in comparable positions so that RealNetworks can attract and retain qualified executives;

     - individual compensation should include components that reflect the financial performance of RealNetworks and the performance of the individual;

     - each executive officer will have clear goals and accountability with regard to corporate performance; and

     - pay incentives should be aligned with the long-term interests of RealNetworks' shareholders.

     RealNetworks' executive compensation program is designed to align executive compensation with RealNetworks' business objectives and the executive's individual performance, and to enable RealNetworks to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to RealNetworks' long-term success. The Compensation Committee believes that executive compensation should be designed to motivate executives to increase shareholder value, and further believes that executive officers can best increase shareholder value by conceiving, developing and positioning the best products in RealNetworks' chosen markets.

     Each executive officer's performance for the past fiscal year and objectives for the current year are reviewed, together with the executive officer's responsibility level and RealNetworks' fiscal performance versus objectives for the past fiscal year and potential performance targets for the current year. When salaries, bonuses and stock option awards are established for executive officers, the following criteria are considered:

     - the individual's performance during the past year and recent quarters relative to budgeted targets;

     - with respect to executive officers whose primary responsibilities are in the area of sales, RealNetworks' financial performance during the past year and recent quarters; and

     - the salaries of executive officers in similar positions of companies of comparable size in the same geographic region and other companies within the computer software industry.

     With respect to executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer are taken into consideration when executive compensation is determined. The method for determining compensation varies from case to case based on a discretionary and subjective determination of what is appropriate at the time.

     In the fiscal year ended December 31, 2000, the relationship between executive compensation and RealNetworks' financial performance was primarily established through long-term incentives consisting of stock options. In addition, executives whose primary responsibilities are in the area of sales had a component of their cash compensation tied to RealNetworks' revenues.

     The Human Resources department of RealNetworks obtains executive compensation data from salary surveys that reflect a peer group of other high technology companies, including high technology companies of similar sizes that are located in the same geographic region, and considers this data in establishing employment offers to and compensation increases for executive officers.

  Components of Compensation

     The key elements of RealNetworks' executive compensation program are base salary, short-term (annual) incentive compensation and long-term incentive compensation in the form of stock option awards. These elements are addressed separately.

     Quantitative methods or mathematical formulas are not used exclusively in setting any element of compensation. In determining each component of compensation, all elements of an executive officer's total compensation package are considered, including insurance and other benefits.

     Base Salaries. Base salaries are determined for executive officers by reviewing the salaries for comparable positions in high-growth companies in RealNetworks' industry and geographic region, the historical compensation levels of RealNetworks' executives and the executive's individual performance in the preceding year. Base salaries are adjusted from time to time to recognize various levels of responsibility, individual performance and internal equity issues. Each executive officer's base salary is reviewed annually. RealNetworks' Human Resources department obtains executive salary data by utilizing the services of a consulting firm, which in turn utilizes various national and regional executive compensation surveys for evaluation.

     In addition, executive officers whose primary responsibilities are in the area of sales are entitled to receive commissions based primarily on RealNetworks' revenues or a specific portion of revenues and performance-based management business incentives.

     Overall, executive salaries were increased in fiscal year 2000 at rates comparable to the increases provided in other high-growth companies in the software industry for executives in comparable positions.

     Short-Term Incentives. In 1999, RealNetworks began providing executive officers with direct financial incentives in the form of annual cash bonuses to promote the achievement of corporate and individual performance goals.

     The Compensation Committee will annually establish the specific corporate and individual performance goals relating to each executive's bonus opportunity. For fiscal year 2000, performance was based on a variety of factors including operating performance relative to budgeted targets within RealNetworks' approved operating plan and the Chief Executive Officer's evaluation of individual performance.

     Above average performance from each of the executive officers of RealNetworks was required to establish the eligibility of such executives for bonus awards in fiscal year 2000. Notwithstanding individual executives' performance, the Compensation Committee may in its discretion decline to distribute bonuses if it determines that other factors do not warrant the payment of bonuses. No performance-based bonuses were paid to the executive officers of RealNetworks for fiscal year 2000.

     While employed by RealNetworks between December 1998 and November 2000, Mr. Frank, formerly the Chief Operating Officer of RealNetworks, was a party to an agreement related to his employment pursuant to which he was eligible to receive an annual bonus of up to $175,000 based on the achievement of target goals consistent with the RealNetworks operating plan, of which $75,000 was guaranteed annually. Mr. Cohen, Senior Vice President -- Consumer of RealNetworks, is a party to an agreement with RealNetworks related to his employment pursuant to which he is eligible to receive an annual bonus of up to $300,000 based on the achievement of target goals consistent with the RealNetworks operating plan, of which $150,000 is guaranteed for each of the first two full years that Mr. Cohen is employed by RealNetworks. Mr. Murphy, Senior Vice President -- International of RealNetworks, is a party to an agreement with RealNetworks related to his employment pursuant to which he is eligible to receive an annual bonus of up to L100,000 based on the achievement of target goals consistent with the RealNetworks operating plan, of which L50,000 is guaranteed annually.

     Long-Term Incentives. In keeping with RealNetworks' philosophy of providing a total compensation package that includes at-risk components of pay, long-term incentives consisting of stock option grants comprise a component of an executive's total compensation package. These incentives are designed to motivate and reward executives for maximizing shareholder value and encourage the long-term employment of key employees.

     When stock options are granted to executive officers, the executives' levels of responsibility, prior experience, individual performance criteria, previous stock option grants and compensation practices at similar companies in RealNetworks' industry are considered in evaluating total compensation. The size of stock option grants is generally intended to reflect an executive's position with RealNetworks and his or her contributions to RealNetworks, and as a result, the number of shares underlying stock option awards varies. Options generally have a five-year vesting period to encourage key employees to continue in RealNetworks' employ. In 2000, options to purchase a total of 985,000 shares were granted to new executive officers and options to purchase a total of 730,000 shares were granted to existing executive officers as a group.

     Because all of the above grants were made at option prices equal to the fair market value of the Common Stock on the dates of grant, the stock options have value only if the stock price appreciates from the value on the date the options were granted. The use of stock options is intended to focus executives on the enhancement of shareholder value over the long-term and to encourage equity ownership in RealNetworks.

  Other Executive Compensation

     Subject to certain restrictions, RealNetworks provides benefits to executive officers that are also available to other Company employees, including a 401(k) plan, an employee stock purchase plan that permits employees to purchase RealNetworks stock at a discount, a transportation subsidy, medical and dental benefits, and a cafeteria plan.

  Compensation of the Chief Executive Officer

     The compensation for RealNetworks' Chief Executive Officer is determined by the same policies and criteria as the compensation for the other executive officers. The Compensation Committee recognizes that Mr. Glaser is the founder of RealNetworks and is also one of its largest shareholders. Because of his large share ownership, to date Mr. Glaser has not received any stock option grants.

  Policy With Respect to the $1 Million Deduction Limit

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the federal corporate income tax deduction for compensation paid to executive officers named in the summary compensation table in the proxy statement of a public company to $1 million, unless the compensation is "performance-based compensation" or qualifies under certain other exceptions. The Compensation Committee intends to qualify executive compensation for deductibility under Section 162(m) to the extent consistent with the best interests of RealNetworks. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that RealNetworks may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m); deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

  Conclusion

     The Compensation Committee believes these executive compensation policies and programs effectively serve the interests of shareholders and RealNetworks. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the overall future success of RealNetworks, thereby enhancing the value of RealNetworks for the shareholders' benefit.

                                          The Compensation Committee
                                          of the Board of Directors

                                          James W. Breyer
                                          Mitchell Kapor

COMPARATIVE PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return to shareholders on RealNetworks' Common Stock with the cumulative total return of the Nasdaq Composite Index and the JP Morgan H&Q Technology Index for the period beginning on November 21, 1997 (the date of RealNetworks' initial public offering), and ended on December 31, 2000.

  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG REALNETWORKS, INC. COMMON STOCK,
         NASDAQ COMPOSITE INDEX AND THE JP MORGAN H&Q TECHNOLOGY INDEX

                              [PERFORMANCE GRAPH]

                                       NOVEMBER 21,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                           1997           1998           1999           2000
                                       ------------   ------------   ------------   ------------
RealNetworks, Inc. ..................      $100           $287          $1925           $278
Nasdaq Composite Index...............       100            135            251            152
JP Morgan H&Q Technology Index.......       100            145            325            210

     The total return on the Common Stock and each index assumes the value of each investment was $100 on November 21, 1997, and that all dividends were reinvested, although dividends have not been declared on the Common Stock. Return information is historical and not necessarily indicative of future performance.

               PROPOSAL 2 -- APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, acting upon the recommendation of the Audit Committee of the Board, has appointed the firm of KPMG LLP as independent auditors for RealNetworks' fiscal year ending December 31, 2001. KPMG LLP has audited the accounts of RealNetworks since 1994. KPMG LLP performed audit services in connection with the examination of the consolidated financial statements of RealNetworks for its fiscal year ended December 31, 2000. In addition, KPMG LLP has rendered other services, including the review of financial statements and related information in various registration statements and filings with the SEC.

AUDIT AND RELATED FEES

  Audit Fees

     Audit fees billed to RealNetworks by KPMG LLP during RealNetworks' 2000 fiscal year for the audit of its annual consolidated financial statements included in its Annual Report on Form 10-K and the review of those consolidated financial statements included in its quarterly reports on Form 10-Q totaled $183,000.

  Financial Information Systems Design and Implementation Fees

     RealNetworks did not engage KPMG LLP to provide advice to it regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

  All Other Fees

     Fees billed to RealNetworks by KPMG LLP during RealNetworks' 2000 fiscal year for all other non-audit services rendered to RealNetworks, including accounting advice and tax services, totaled $116,904. The Audit Committee of the Board of Directors has determined that the accounting advice and tax services provided by KPMG LLP are compatible with maintaining KPMG LLP's independence.

     If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Board of Directors will reconsider the appointment. Representatives of KPMG LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The following is the report of the audit committee with respect to RealNetworks' audited financial statements for the fiscal year ended December 31, 2000, which include the consolidated balance sheets of RealNetworks as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and comprehensive income (loss), and cash flows for each of the three years in the period ended December 31, 2000, and the notes thereto.

  Review with Management

     The audit committee has reviewed and discussed RealNetworks' audited financial statements with management.

  Review and Discussions with Independent Accountants

     The audit committee has discussed with KPMG LLP, RealNetworks' independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 which includes, among other items, matters related to the conduct of the audit of RealNetworks' financial statements.

     The audit committee has also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from RealNetworks and its related entities) and has discussed with KPMG LLP its independence from RealNetworks.

  Conclusion

     Based on the review and discussions referred to above, the audit committee recommended to RealNetworks' Board of Directors that RealNetworks' audited consolidated financial statements be included in RealNetworks' Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                          The Audit Committee of the Board of
                                          Directors

                                          Edward Bleier
                                          James W. Breyer
                                          Mitchell Kapor

                                 OTHER BUSINESS

     The Board of Directors does not intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting of Shareholders. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

     The information contained above under the captions "Report of the Compensation Committee of the Board of Directors", "Report of the Audit Committee of the Board of Directors" and "Performance Graph" and the Audit Committee Charter attached to this Proxy Statement as Appendix A shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

     IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY AND THAT YOUR SHARES ARE REPRESENTED. SHAREHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ KELLY JO MACARTHUR
                                          Kelly Jo MacArthur
                                          Senior Vice President, General Counsel
                                          and
                                          Corporate Secretary

April 27, 2001
Seattle, Washington

               A COPY OF REALNETWORKS' ANNUAL REPORT ON FORM 10-K
           FOR THE 2000 FISCAL YEAR, AS FILED WITH THE SECURITIES AND
                EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE
                  TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO:

                         INVESTOR RELATIONS DEPARTMENT
                               REALNETWORKS, INC.
                                 P.O. BOX 91123
                         SEATTLE, WASHINGTON 98111-9223

                                   APPENDIX A

                               REALNETWORKS, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

PURPOSE:

     The purpose of the Audit Committee of the Board of Directors of RealNetworks, Inc. (the "Company") shall be:

     - to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company financial reporting process;

     - to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

     - to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

     - to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

     The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. On or before June 14, 2001, the Audit Committee will consist of at least three members of the Board of Directors who meet the following criteria:

     1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

     2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

     3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

     The responsibilities of the Audit Committee shall include:

     - Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     - Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

     - Reviewing fee arrangements with the independent auditors;

     - Reviewing the independent auditors' proposed audit scope, approach and independence;

     - Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

     - Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

     - Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

     - Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

     - Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

     - Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of
       Schedule 14A;

     - Reviewing the Audit Committee's own structure, processes and membership requirements; and

     - Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

     The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

     Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e)(3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

PROXY





                               REALNETWORKS, INC.
           2601 Elliott Avenue, Suite 1000, Seattle, Washington 98121

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement each dated April 27, 2001, and hereby appoints Robert Glaser and Kelly Jo MacArthur and each of them as proxies and attorneys-in-fact, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of RealNetworks, Inc. held of record by the undersigned at the close of business on April 2, 2001 at the Annual Meeting of Shareholders to be held on June 7, 2001, or any adjournment or postponement thereof.

                (Continued and to be signed on the reverse side)


                            - FOLD AND DETACH HERE -

                                                              Please mark
                                                              your votes    [X]
                                                              as indicated

                                           FOR             WITHHOLD AUTHORITY
                                       Edward Bleier   to vote for Edward Bleier
1.   ELECTION OF CLASS 1 DIRECTOR:          [ ]                    [ ]


                                           FOR    AGAINST    ABSTAIN
2. PROPOSAL TO RATIFY THE                  [ ]      [ ]         [ ]
   APPOINTMENT OF KPMG LLP as
   RealNetworks' independent
   auditors for the fiscal year
   ending December 31, 2001.



3. In their discretion the Proxies
   are authorized to vote upon such
   other business as may property
   come before the meeting.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, OR AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.


        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE.

Signature(s)____________________________________   Date: _________________, 2001

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                            - FOLD AND DETACH HERE -